Exhibit 99.1

N E W S R E L E A S E

Contacts:	Media	Investors
	Marcela Manjarrez-Hawn	Edmund E. Kroll, Jr.
	(314) 445-0790	(212) 759-0382
	mediainquiries@centene.com	investors@centene.com

FOR IMMEDIATE RELEASE

CENTENE CORPORATION TO ENTER NEW YORK THROUGH

TRANSACTION WITH FIDELIS CARE

Transaction Expected to be Significantly Accretive to Centene’s EPS

Fidelis Care is the Leading Government Health Plan in New York State

Companies to Host Conference Call at [5:00 PM ET Today]

ST. LOUIS — (September 12, 2017) — Centene Corporation (NYSE:CNC) announced today that it has signed a definitive agreement under which Fidelis Care will become Centene’s health plan in New York State. Under the terms of the agreement, Centene will acquire substantially all of the assets of Fidelis Care for $3.75 billion, subject to certain adjustments.

The addition of Fidelis Care will expand Centene’s national leadership in government sponsored healthcare with a leadership position in New York, the country’s second largest managed care state by membership. With the addition of New York, Centene will have a leadership position in the country’s four largest managed care states by membership – California, Florida, New York and Texas. Fidelis Care is a not-for-profit corporation that is a diversified leader in government programs, serving over 1.6 million members as of June 30, 2017, with total revenue of $4.8 billion for the six months ended June 30, 2017.

Fidelis Care is a leading health plan driven by a culture of excellence and discipline, offering quality, affordable health insurance coverage for children and adults of all ages and at all stages of life through Medicaid, Qualified Health Plans, Child Health Plus, Essential Plan, as well as Medicare Advantage, Dual Advantage and Managed Long Term Care. Fidelis Care has an efficient operating platform, a history of profitable operations and a strong balance sheet. It is a successfully diversified business spanning state-sponsored programs, senior programs and exchange products with a statewide network of approximately 70,000 providers.

“We believe our over 30 years of experience, our local approach to the provision of healthcare, and our expertise and capabilities in caring for underserved populations will support the next generation of leadership in government programs in New York State,” said Michael F. Neidorff, Chairman, President and CEO of Centene. “Centene’s and Fidelis Care’s missions are fully aligned in terms of promoting health through high quality, accessible care and services for all and advocating for health policy that accords true dignity and respect for all people, especially the underserved. Through this transaction we can further enhance the well-being of Fidelis Care’s members and continue to build linkages and systems for the coordination of care and services among healthcare, behavioral and social services while doing so at an appropriate level of cost. We look forward to partnering with the state of New York’s healthcare professionals as we continue to deliver on our mission of transforming the health of the community, one person at a time.”

“Our mission and values are the foundation of Fidelis Care and we are proud to have found a partner in Centene who shares our commitment to meeting the needs of all our members throughout the State of New York and continuing our mission to serve the health and wellbeing of underserved populations. We look forward to working closely with Centene’s management and to take advantage of their comprehensive, state of the art technology and medical management, wellness and care management systems,” said Rev. Patrick J. Frawley, CEO of Fidelis Care. “We are excited for the opportunities this combination will create for all of our stakeholders, including our members, in terms of continuing our mission of providing access to high quality care, our provider partners, and our employees.”

Strategic and Financial Benefits of the Transaction

•	Addition of Incremental Scale to Drive Profitable Growth: With this acquisition, Centene expects to generate 2018 pro-forma total revenues of over $60 billion assuming a January 1, 2018 closing date, solidifying its position as the largest Medicaid managed care organization in the country. The combined company anticipates driving profitable growth by leveraging Centene’s local approach that provides members access to high quality and culturally sensitive healthcare services. The transaction will provide Centene with a leadership position in New York’s Medicaid and other State sponsored businesses, Medicare Advantage and dual eligible programs, as well as the Qualified Health Plan and Essential Plan. On a combined basis, Centene and Fidelis Care served approximately 13.8 million members as of June 30, 2017.

•	Highly Accretive to Earnings with Revenue Growth Opportunity: The transaction is expected to generate immediate accretion to Year 1 GAAP earnings per share, high single-digit and low- to mid-teens percentage accretion to adjusted earnings per share in Year 1 and Year 2, respectively. Centene expects to achieve $25 million of pre-tax net synergies in Year 1 and $100 million run-rate synergies beginning in Year 2. Synergies will come from areas primarily attributable to reduced medical costs through the use of Centene’s systems and medical management programs, integration of a range of specialty services and efficiencies in G&A.

•	Opportunity to Leverage Centene’s Capabilities: Centene has made investments in a broad portfolio of capabilities including the suite of specialty services under envolve, the TruCare case management platform, the Centelligence data and analytics tools, and multiple award winning clinical programs. We look forward to the opportunity to bring these assets to New York in order to further build on and enhance the existing capabilities of Fidelis Care.

Key Fidelis Care Investment Highlights

•	New York market leadership in state sponsored programs, individual marketplace and Essential plan, as well as a significant presence in Medicare Advantage

•	Fastest growing New York Medicaid and Managed Long-Term Care (MLTC) plan and 2nd fastest growing New York Medicare plan

•	Only plan to operate Medicaid, Child Health Plus and MLTC in all 62 NY counties

•	History of strong financial performance with 2013 to 2016 enrollment CAGR of approximately 20% and revenue CAGR of approximately 25%, driven by organic growth

Organization and Management

Upon closing of the transaction, Rev. Patrick J. Frawley will continue to lead Fidelis Care as Chief Executive Officer. Consistent with Centene’s local approach, the Company will continue to be headquartered in Queens with operations throughout the state, including, Albany, Buffalo, Rochester and Syracuse.

Centene is committed to having a strong New York organization and looks forward to welcoming Fidelis Care’s approximately 4,000 dedicated team members to the Centene family.

Financing and Approvals

Subject to market conditions, Centene intends to fund the purchase price with $2.3 billion of new equity, including share consideration, and $1.6 billion of new long-term debt.

The transaction is not contingent upon financing and Centene has secured the full $3.75 billion in committed bridge financing. Centene expects that its strong balance sheet and the additional cash flow resulting from the acquisition will allow the Company to maintain its credit rating and the ability to deleverage on an accelerated basis.

The transaction is expected to close in the first quarter of 2018, subject to various closing conditions and receipt of New York regulatory approvals, including approvals under the New York Not-for-Profit Corporation Law.

Advisors

Allen & Company LLC is serving as financial advisor to Centene, with Skadden, Arps, Slate, Meagher & Flom LLP serving as legal counsel. Citi is serving as financial advisor to Fidelis Care with Norton Rose Fulbright serving as legal counsel.

Conference Call

Centene and Fidelis Care will host a conference call today, September 12, 2017, at 5:00 p.m. (Eastern Time) and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing (866) 610-1072 (domestic) or (973) 935-2840 (international). An investor presentation, to be reviewed during the conference call, can be accessed via Centene’s website at www.centene.com/investors. A telephonic replay of the conference call will be available immediately after the call and can be accessed by dialing (800) 585-8367, or for international callers, (404) 537-3406. The passcode for the live call and the replay is 83338484. The archive of the call replay will be available until September 27, 2017. The live webcast and archived replay can be accessed on Centene’s website for a period of time following the call.

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About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), dual eligible programs and programs with the U.S. Department of Defense and U.S. Department of Veterans Affairs. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene’s investor relations website, http://www.centene.com/investors.

About Fidelis Care

As a faith-based, mission-driven health plan, Fidelis Care offers quality, affordable health insurance coverage for children and adults of all ages and at all stages of life through Qualified Health Plans, Child Health Plus, Essential Plan, and Medicaid - available through the NY State of Health Marketplace - as well as Medicare Advantage, Dual Advantage, and Managed Long Term Care. With more than 1.6 million members Statewide, Fidelis Care was founded on the belief that all New Yorkers should have access to quality, affordable care. For more information, call Fidelis Care at 1-888- Fidelis Care (1-888-343-3547) or visit fideliscare.org.

Forward-Looking Statements

The company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. In particular, the information provided in this press release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Centene and certain plans and objectives of Centene with respect thereto, including but not limited to the expected benefits of the acquisition of substantially all of the assets of Fidelis Care. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Without limiting the foregoing, forward-looking statements often use words such as “anticipate”, “seek”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “can”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in PSLRA. A number of factors, variables or events could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; increased health care costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to government health care programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder that may result from changing political conditions; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting Centene’s government businesses; Centene’s ability to adequately price products on federally facilitated and state based Health Insurance Marketplaces; tax matters; disasters or major epidemics; the outcome of legal and regulatory proceedings; changes in expected contract start dates; provider, state, federal and other contract changes and timing of regulatory approval of contracts; the expiration, suspension or termination of Centene’s contracts with federal or state governments (including but not limited to Medicaid, Medicare, and TRICARE); challenges to Centene’s contract awards; cyber-attacks or other privacy or data security incidents; the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the Fidelis Care acquisition, will not be realized, or will not be realized within the expected time period, including, but not limited to, as a result of any failure to obtain any regulatory, governmental or third party consents or approvals in connection with the proposed acquisition (including any such approvals under the New York Not-For-Profit Corporation Law) or any conditions, terms, obligations or restrictions imposed in connection with the receipt of such consents or approvals; the exertion of management’s time and Centene’s resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with the receipt of any regulatory, governmental or third party consents or approvals; disruption from the acquisition making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with, among other things, the acquisition and/or the integration; changes in expected closing dates, estimated purchase price and accretion for acquisitions; the risk that acquired businesses will not be integrated successfully; Centene’s ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and other quality scores that impact revenue; availability of debt and equity financing, on terms that are favorable to Centene; inflation; foreign currency fluctuations; and risks and uncertainties discussed in the reports that Centene has filed with the SEC. These forward-looking statements reflect Centene’s current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of its experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release could cause Centene’s plans with respect to the Fidelis Care acquisition, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is currently believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. Centene does not assume any obligation to update the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other risk factors that may affect Centene’s business operations, financial condition and results of operations, in Centene’s filings with the SEC, including the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.